EXHIBIT 32.2

                                 CERTIFICATIONS

  PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002




I, A. Mark Young, certify that:

(1)  I have reviewed this quarterly report on Form 10-Q of E Com Ventures, Inc.

(2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

(3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.



Date:  September 10, 2004



/s/ A. Mark Young
-----------------------------
A. Mark Young
Chief Financial Officer